Exhibit 99.1

Blucora Announces Second Quarter 2018 Results
Continued Double-Digit Revenue Growth, Strong Cash Generation

IRVING, TX — August 1, 2018 — Blucora, Inc. (NASDAQ: BCOR), a leading provider of technology-enabled financial solutions to consumers, small businesses and tax professionals, today announced financial results for the second quarter ended June 30, 2018.
Second Quarter Highlights and Recent Developments

•	Increased revenue and operating income by 13% and 29%, respectively, year-over-year (y/y)

•	Grew TaxAct revenue by 17% y/y for the first half of 2018, with 57.3% segment margin

•
Posted record level of advisory assets (formerly referred to as assets under management) at HD Vest of $12.9 billion, or 28.8% of total client assets (formerly referred to as assets under administration)

•	Achieved 1.5x net leverage ratio on continued strong cash generation and debt reduction

“Strong tax preparation results helped drive continued double-digit growth in revenue and earnings with healthy cash flow," said John Clendening, Blucora's President and Chief Executive Officer. "We once again utilized that cash flow to reduce debt, further strengthen our balance sheet and accelerate earnings growth. Our wealth management business also continued its upward momentum demonstrating strong revenue growth and record asset levels.”

Summary Financial Performance: Q2 2018
($ in millions except per share amounts)

	Q2	Q2
	2018	2017	Change
Revenue:
Wealth Management	$92.0	$85.3	8%
Tax Preparation	$65.8	$53.9	22%
Total Revenue	$157.8	$139.2	13%
Segment Income:
Wealth Management	$13.0	$12.4	4%
Tax Preparation	$44.1	$36.5	21%
Total Segment Income	$57.1	$48.9	17%
Unallocated Corporate Operating Expenses	$(4.2)	$(6.5)	(34)%
GAAP:
Operating Income	$38.8	$30.0	29%
Net Income Attributable to Blucora, Inc.	$34.9	$3.3	957%
Diluted Net Income Per Share Attributable to Blucora, Inc. (EPS)	$0.71	$0.07	914%
Non-GAAP:
Adjusted EBITDA	$52.8	$42.5	24%
Net Income	$47.7	$32.9	45%
Diluted Net Income Per Share (EPS)	$0.97	$0.70	39%
See reconciliations of all non-GAAP to GAAP measures presented in this release in the tables below.

Third Quarter and Full Year 2018 Outlook
For the third quarter of 2018, the Company expects revenues to be between $92.0 million and $95.5 million, GAAP net loss attributable to Blucora, Inc. to be between $18.5 million and $22.5 million, or $0.39 to $0.47 per diluted share, Adjusted EBITDA loss to be between $2.0 million and $5.0 million, and Non-GAAP net loss to be between $8.0 million and $11.0 million, or $0.17 to $0.23 per diluted share.

For the full year 2018, the Company expects revenues to be between $553.5 million and $563.0 million, GAAP net income attributable to Blucora, Inc. to be between $42.5 million and $46.0 million, or $0.86 to $0.93 per diluted share, Adjusted EBITDA to be between $114.5 million and $119.5 million, and Non-GAAP net income to be between $89.0 million and $94.5 million, or $1.80 to $1.92 per diluted share.
The third quarter and fiscal 2018 outlook for GAAP net income or loss attributable to Blucora assumes an estimated tax rate of approximately 2% to 6%.
Conference Call and Webcast
A conference call and live webcast will be held today at 8:30 a.m. Eastern Time during which the Company will further discuss second quarter results, its outlook for the third quarter and full year 2018 and other business matters. We will also provide the prepared remarks for the conference call along with supplemental financial information to our results on the Investor Relations section of the Blucora corporate website at http://www.blucora.com prior to the call. The supplemental financial information has also been filed with the SEC on Form 8-K. A replay of the call be available on our website.
About Blucora®
Blucora, Inc. (NASDAQ: BCOR) is a leading provider of technology-enabled financial solutions to consumers, small businesses and tax professionals. Our products and services in tax preparation and wealth management, through TaxAct and HD Vest, respectively, help consumers manage their financial lives. TaxAct is an affordable digital tax preparation solution for individuals, business owners and tax professionals. HD Vest Financial Services ® supports an independent network of tax professionals who provide comprehensive financial planning solutions. For more information on Blucora or its businesses, please visit www.blucora.com.
Source: Blucora
Blucora Contact:
Bill Michalek (972) 870-6463
VP, Investor Relations
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: our ability to effectively implement our future business plans and growth strategy; our ability to effectively compete within our industry; our ability to attract and retain customers; the availability of financing and our ability to meet our current and future debt service obligations and comply with our debt covenants; our ability to generate strong investment performance for our customers and the impact of the financial markets on our customers’ portfolios; political and economic conditions and events that directly or indirectly impact the wealth management and tax preparation industries; our ability to attract and retain productive financial advisors; our ability to successfully make technology enhancements and introduce new and improve on existing products and services; our expectations concerning the revenues we generate from fees associated with the financial products that we distribute; our ability to comply with laws and regulations, including, among others, those related to privacy protection and consumer data; our ability to successfully transition our wealth management business to a new clearing platform and our expectations concerning the benefits that may be derived therefrom; cybersecurity risks; our ability to maintain our relationships with third party partners; the seasonality of our business; litigation risks; our ability to attract and retain qualified employees; our assessments and estimates that determine our effective tax rate; the impact of new or changing tax legislation; our ability to develop, establish and maintain strong brands; our ability to protect our intellectual property; and our ability to effectively integrate companies or assets that we acquire. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release, except as may be required by applicable law.

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Revenue:
Wealth management services revenue	$92,015	$85,296	$184,097	$167,963
Tax preparation services revenue	65,833	53,866	179,716	153,574
Total revenue	157,848	139,162	363,813	321,537
Operating expenses:
Cost of revenue:
Wealth management services cost of revenue	62,452	56,963	125,519	112,837
Tax preparation services cost of revenue	2,459	2,411	6,812	6,229
Amortization of acquired technology	49	47	99	95
Total cost of revenue (1)	64,960	59,421	132,430	119,161
Engineering and technology (1)	4,848	4,242	9,979	8,990
Sales and marketing (1)	23,791	22,296	79,044	71,294
General and administrative (1)	15,625	13,715	30,491	27,198
Depreciation	993	873	2,908	1,813
Amortization of other acquired intangible assets	8,806	8,289	17,113	16,577
Restructuring (1)	2	331	291	2,620
Total operating expenses	119,025	109,167	272,256	247,653
Operating income	38,823	29,995	91,557	73,884
Other loss, net (2)	(2,759)	(24,200)	(7,987)	(33,908)
Income before income taxes	36,064	5,795	83,570	39,976
Income tax expense	(907)	(2,315)	(2,870)	(5,786)
Net income	35,157	3,480	80,700	34,190
Net income attributable to noncontrolling interests	(222)	(176)	(427)	(302)
Net income attributable to Blucora, Inc.	$34,935	$3,304	$80,273	$33,888
Net income per share attributable to Blucora, Inc.:
Basic	$0.74	$0.08	$1.71	$0.79
Diluted	$0.71	$0.07	$1.64	$0.73
Weighted average shares outstanding:
Basic	47,221	43,644	46,931	42,895
Diluted	49,434	46,937	49,049	46,182
(1) Stock-based compensation expense was allocated among the following captions (in thousands):

	Three Months Ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Cost of revenue	$574	$88	$833	$134
Engineering and technology	202	224	412	509
Sales and marketing	702	581	1,218	1,272
General and administrative	2,555	1,844	4,528	3,387
Restructuring	—	538	—	981
Total stock-based compensation expense	$4,033	$3,275	$6,991	$6,283
(2) Other loss, net consisted of the following (in thousands):

	Three Months Ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Interest income	$(58)	$(25)	$(98)	$(45)
Interest expense	3,847	5,529	8,028	11,965
Amortization of debt issuance costs	284	327	487	714
Accretion of debt discounts	40	755	87	1,840
Loss on debt extinguishment	758	17,801	1,534	19,581
Other	(2,112)	(187)	(2,051)	(147)
Other loss, net	$2,759	$24,200	$7,987	$33,908

Blucora, Inc.
Preliminary Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$89,840	$59,965
Cash segregated under federal or other regulations	1,117	1,371
Accounts receivable, net of allowance	6,595	10,694
Commissions receivable	16,820	16,822
Other receivables	38	3,180
Prepaid expenses and other current assets, net	6,754	7,365
Total current assets	121,164	99,397
Long-term assets:
Property and equipment, net	9,308	9,831
Goodwill, net	548,838	549,037
Other intangible assets, net	310,983	328,205
Other long-term assets	15,806	15,201
Total long-term assets	884,935	902,274
Total assets	$1,006,099	$1,001,671
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,472	$4,413
Commissions and advisory fees payable	17,158	17,813
Accrued expenses and other current liabilities	16,181	19,577
Deferred revenue	2,661	9,953
Total current liabilities	40,472	51,756
Long-term liabilities:
Long-term debt, net	260,029	338,081
Deferred tax liability, net	42,652	43,433
Deferred revenue	501	804
Other long-term liabilities	6,871	8,177
Total long-term liabilities	310,053	390,495
Total liabilities	350,525	442,251

Redeemable noncontrolling interests	18,460	18,033

Stockholders’ equity:
Common stock	5	5
Additional paid-in capital	1,569,412	1,555,560
Accumulated deficit	(932,050)	(1,014,174)
Accumulated other comprehensive loss	(253)	(4)
Total stockholders’ equity	637,114	541,387
Total liabilities and stockholders’ equity	$1,006,099	$1,001,671

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands)

	Six months ended June 30,
	2018	2017
Operating Activities:
Net income	$80,700	$34,190
Adjustments to reconcile net income to net cash from operating activities:
Stock-based compensation	6,991	5,302
Depreciation and amortization of acquired intangible assets	20,338	18,865
Restructuring (non-cash)	—	1,402
Deferred income taxes	(781)	(681)
Amortization of premium on investments, net, and debt issuance costs	487	724
Accretion of debt discounts	87	1,840
Loss on debt extinguishment	1,533	19,581
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	4,096	2,956
Commissions receivable	2	581
Other receivables	3,142	2,544
Prepaid expenses and other current assets	461	(545)
Other long-term assets	(764)	341
Accounts payable	59	(795)
Commissions and advisory fees payable	(655)	(444)
Deferred revenue	(5,746)	(8,493)
Accrued expenses and other current and long-term liabilities	(3,393)	3,768
Net cash provided by operating activities	106,557	81,136
Investing Activities:
Purchases of property and equipment	(2,602)	(1,911)
Proceeds from sales of investments	—	249
Proceeds from maturities of investments	—	7,252
Purchases of investments	—	(409)
Net cash provided (used) by investing activities	(2,602)	5,181
Financing Activities:
Proceeds from credit facilities	—	367,212
Payments on convertible notes	—	(172,827)
Payments on credit facilities	(80,000)	(275,000)
Proceeds from stock option exercises	10,386	23,996
Proceeds from issuance of stock through employee stock purchase plan	704	662
Tax payments from shares withheld for equity awards	(4,229)	(5,267)
Contingent consideration payments for business acquisition	(1,315)	(946)
Net cash used by financing activities	(74,454)	(62,170)
Net cash provided by continuing operations	29,501	24,147

Net cash provided by investing activities from discontinued operations	—	1,028
Net cash provided by discontinued operations	—	1,028
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(30)	43
Net increase in cash, cash equivalents, and restricted cash	29,471	25,218
Cash, cash equivalents, and restricted cash, beginning of period	62,311	54,868
Cash, cash equivalents, and restricted cash, end of period	$91,782	$80,086

Blucora, Inc.
Preliminary Segment Information
(Unaudited)
(Amounts in thousands)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Revenue:
Wealth Management (1)	$92,015	$85,296	$184,097	$167,963
Tax Preparation (1)	65,833	53,866	179,716	153,574
Total revenue	157,848	139,162	363,813	321,537
Operating income:
Wealth Management	12,954	12,406	26,029	24,259
Tax Preparation	44,121	36,515	102,927	89,648
Corporate-level activity (2)	(18,252)	(18,926)	(37,399)	(40,023)
Total operating income	38,823	29,995	91,557	73,884
Other loss, net	(2,759)	(24,200)	(7,987)	(33,908)
Income tax expense	(907)	(2,315)	(2,870)	(5,786)
Net income	$35,157	$3,480	$80,700	$34,190
(1) Revenues by major category within each segment are presented below (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Wealth Management:
Commission	$40,384	$38,154	$83,254	$77,749
Advisory	40,058	35,914	79,359	69,490
Asset-based	7,306	6,784	14,478	12,750
Transaction and fee	4,267	4,444	7,006	7,974
Total Wealth Management revenue	$92,015	$85,296	$184,097	$167,963
Tax Preparation:
Consumer	$63,137	$51,848	$165,049	$140,090
Professional	2,696	2,018	14,667	13,484
Total Tax Preparation revenue	$65,833	$53,866	$179,716	$153,574
(2) Corporate-level activity included the following (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Operating expenses	$(4,238)	$(6,463)	$(9,779)	$(13,236)
Stock-based compensation	(4,033)	(2,737)	(6,991)	(5,302)
Depreciation	(1,124)	(1,059)	(3,126)	(2,193)
Amortization of acquired intangible assets	(8,855)	(8,336)	(17,212)	(16,672)
Restructuring	(2)	(331)	(291)	(2,620)
Total corporate-level activity	$(18,252)	$(18,926)	$(37,399)	$(40,023)

Blucora, Inc.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures
Preliminary Adjusted EBITDA Reconciliation (1)
(Unaudited)
(Amounts in thousands)

(In thousands)	Three Months Ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Net income attributable to Blucora, Inc.(2)	$34,935	$3,304	$80,273	$33,888
Stock-based compensation	4,033	2,737	6,991	5,302
Depreciation and amortization of acquired intangible assets	9,979	9,395	20,338	18,865
Restructuring	2	331	291	2,620
Other loss, net (3)	2,759	24,200	7,987	33,908
Net income attributable to noncontrolling interests	222	176	427	302
Income tax expense	907	2,315	2,870	5,786
Adjusted EBITDA	$52,837	$42,458	$119,177	$100,671

Preliminary Non-GAAP Net Income and Non-GAAP Net Income Per Share Reconciliation (1)
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Net income attributable to Blucora, Inc.(2)	$34,935	$3,304	$80,273	$33,888
Stock-based compensation	4,033	2,737	6,991	5,302
Amortization of acquired intangible assets	8,855	8,336	17,212	16,672
Accretion of debt discount on the Notes	—	633	—	1,567
Write-off of debt discount and debt issuance costs on terminated Notes	—	6,715	—	6,715
Write-off of debt discount and debt issuance costs on terminated TaxAct - HD Vest 2015 credit facility	—	9,593	—	9,593
Restructuring	2	331	291	2,620
Impact of noncontrolling interests	222	176	427	302
Cash tax impact of adjustments to GAAP net income	(903)	(1,819)	(1,216)	(2,406)
Non-cash income tax expense (1)	582	2,941	1,980	6,101
Non-GAAP net income	$47,726	$32,947	$105,958	$80,354
Per diluted share:
Net income attributable to Blucora, Inc.	$0.71	$0.07	$1.64	$0.73
Stock-based compensation	0.08	0.06	0.14	0.11
Amortization of acquired intangible assets	0.19	0.19	0.34	0.36
Accretion of debt discount on the Notes	—	0.01	—	0.03
Write-off of debt discount and debt issuance costs on terminated Notes	—	0.14	—	0.15
Write-off of debt discount and debt issuance costs on terminated TaxAct - HD Vest 2015 credit facility	—	0.20	—	0.21
Restructuring	—	0.01	0.01	0.06
Impact of noncontrolling interests	0.00	0.00	0.01	0.01
Cash tax impact of adjustments to GAAP net income	(0.02)	(0.04)	(0.02)	(0.05)
Non-cash income tax expense	0.01	0.06	0.04	0.13
Non-GAAP net income per share	$0.97	$0.70	$2.16	$1.74
Weighted average shares outstanding used in computing per diluted share amounts	49,434	46,937	49,049	46,182

Preliminary Adjusted EBITDA Reconciliation for Forward-Looking Guidance
(Amounts in thousands)

	Ranges for the three months ending		Ranges for the year ending
	September 30, 2018		December 31, 2018
	Low	High	Low	High
Net income (loss) attributable to Blucora, Inc.	$(22,500)	$(18,500)	$42,500	$46,000
Stock-based compensation	3,800	3,700	14,400	14,300
Depreciation and amortization of acquired intangible assets	9,500	9,400	39,300	39,200
Restructuring	—	—	300	300
Other loss, net (3)	4,000	3,900	16,200	15,700
Impact of noncontrolling interests	200	200	700	700
Income tax (benefit) expense	—	(700)	1,100	3,300
Adjusted EBITDA	$(5,000)	$(2,000)	$114,500	$119,500
Preliminary Non-GAAP Net Income (Loss) Reconciliation for Forward-Looking Guidance
(Amounts in thousands)

	Ranges for the three months ending		Ranges for the year ending
	September 30, 2018		March 31, 2018
	Low	High	Low	High
Net income (loss) attributable to Blucora, Inc.	$(22,500)	$(18,500)	$42,500	$46,000
Stock-based compensation	3,800	3,700	14,400	14,300
Amortization of acquired intangible assets	8,300	8,300	33,700	33,700
Restructuring	—	—	300	300
Impact of noncontrolling interests	200	200	700	700
Cash tax impact of adjustments to net income (loss)	(300)	(300)	(1,600)	(1,600)
Non-cash income tax benefit	(500)	(1,400)	(1,000)	1,100
Non-GAAP net income (loss)	$(11,000)	$(8,000)	$89,000	$94,500

Notes to Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures

(1) We define Adjusted EBITDA as net income attributable to Blucora, Inc., determined in accordance with GAAP, excluding the effects of stock-based compensation, depreciation and amortization of acquired intangible assets (including acquired technology), restructuring, other loss, net, the impact of noncontrolling interests and income tax expense. Restructuring costs relate to the relocation of our corporate headquarters during 2017.

We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income. Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

We define non-GAAP net income as net income attributable to Blucora, Inc., determined in accordance with GAAP, excluding the effects of stock-based compensation, amortization of acquired intangible assets (including acquired technology), accelerated accretion of debt discount on our Convertible Senior Notes that were outstanding for a portion of 2017 (the "Notes"), write-off of debt discount and debt issuance costs on terminated Notes and terminated TaxAct - HD Vest 2015 credit facility, restructuring costs (described further under Adjusted EBITDA above), the impact of noncontrolling interests, the related cash tax impact of those adjustments, and non-cash income taxes. We exclude the non-cash portion of income taxes because of our ability to offset a substantial portion of our cash tax liabilities by using deferred tax assets, which primarily consist of U.S. federal net operating losses. The majority of these net operating losses will expire, if unutilized, between 2020 and 2024.

We believe that non-GAAP net income and non-GAAP net income per share provide meaningful supplemental information to management, investors, and analysts regarding our performance and the valuation of our business by excluding items in the statement of operations that we do not consider part of our ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, we believe that non-GAAP net income and non-GAAP net income per share are common measures used by investors and analysts to evaluate our performance and the valuation of our business. Non-GAAP net income and non-GAAP net income per share should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income and net income per share. Other companies may calculate non-GAAP net income and non-GAAP net income per share differently, and, therefore, our non-GAAP net income and non-GAAP net income per share may not be comparable to similarly titled measures of other companies.

(2) As presented in the Preliminary Condensed Consolidated Statements of Operations (unaudited).

(3) Other loss, net primarily includes items such as interest income, interest expense, amortization of debt issuance costs, accretion of debt discounts, and gain/loss on debt extinguishment.